EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

March 9, 2012

Contact: Keith Schroeder

Chief Financial Officer

(918) 824-4605

ORCHIDS DECLARES QUARTERLY

DIVIDEND OF $0.20 PER SHARE

PRYOR, OKLAHOMA (March 9, 2012) — On March 8, 2012, at a regularly scheduled meeting, the Board of Directors of Orchids Paper Products Company (NYSE Amex: TIS) authorized a quarterly cash dividend of $0.20 per outstanding share of the Company’s common stock to stockholders of record at the close of business on March 19, 2012.  The Company expects to pay this dividend on March 28, 2012.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market.  The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins.  From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses primarily recycled waste paper to produce finished tissue products that it provides to retail chains throughout the central United States.  For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.